Exhibit 23.1

CONSENT OF GRANT THORNTON LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 21, 2006, accompanying the consolidated financial statements included in the Registration Statement on Form S-1 for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Luna Innovations Incorporated on Form S-8 to be filed on or about November 14, 2006.

/s/ GRANT THORNTON LLP

McLean, Virginia

November 14, 2006